Exhibit 99.2
(Text of graph posted to Ashland Inc.'s website concerning
 Ashland Aqualon Functional Ingredients sales)

Monthly Sales ($ in millions)*

	2006	2007	2008	2009	2010
January	62.0	62.7	70.6	60.1	74.9
February	68.9	80.1	86.0	72.3	67.7
March	73.0	76.2	98.9	90.5	97.5
April	76.5	81.0	89.1	65.6	56.1
May	70.9	81.2	96.8	74.8	78.9
June	87.3	98.4	116.7	92.3	91.9
July	80.8	78.5	77.7	67.2
August	72.0	86.2	99.0	79.1
September	85.7	92.5	112.2	90.3
October	68.2	72.8	71.9	67.2
November	70.2	89.3	79.3	73.2
December	75.3	86.6	80.1	69.1

12 Month Rolling Average ($ in millions)*

	2006	2007	2008	2009	2010
January	67.5	74.3	82.8	89.0	76.4
February	67.8	75.2	83.3	87.8	76.0
March	68.8	75.5	85.2	87.1	76.6
April	68.8	76.7	87.1	85.2	75.8
May	68.8	76.7	87.1	83.4	76.1
June	69.9	77.7	88.7	81.3	76.1
July	71.0	77.5	88.6	80.5
August	71.8	78.7	89.7	78.8
September	72.8	79.2	91.3	77.0
October	72.7	79.6	91.2	76.6
November	73.1	81.2	90.4	76.0
December	74.2	82.1	89.9	75.1

*NOTE:  Information from October 2008 and prior represent the pre-acquisition operations of Hercules' Aqualon Group acquired on November 13, 2008.  The 12 month rolling sales average will continue to include pre-acquisition results through November 2009.